Exhibit 10.14

Change of Control Agreements in effect as of January 13, 2006

1 Year Agreements

Linda Breard

Eric Q. Broderson

John Chamberlain

Randall Hollis

Kevin Honeycutt

Don Martella

Jonathan E. Otis

Yves Roumier

Scott A. Roza

Paul G. Rutherford

Richard S. Sato

Christopher S. Willis

2 Year Agreements

William C. Britts

Lisa A. Clarke

Jon W. Gacek

3 Year Agreements

Charles H. Stonecipher

Peter H. van Oppen